Exhibit 1.1

CareTrust REIT, Inc.
Common Stock, par value
$0.01 per share
EQUITY DISTRIBUTION AGREEMENT
May 6, 2024
BMO Capital Markets Corp.
151 W 42nd Street, 32nd Floor
New York, New York 10036

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue, 6th Floor
New York, New York 10179

KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

As Agents and/or Forward Sellers

Bank of Montreal
55 Bloor Street West, 18th Floor
Toronto, Ontario  M4W 1A5
Canada

Bank of America, N.A.
One Bryant Park
New York, New York 10036

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179

KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Wells Fargo Bank, National Association
500 West 33rd Street, 14th Floor
New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:
CareTrust REIT, Inc., a Maryland corporation (the “Company”), and CTR Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with BMO Capital Markets Corp., BofA Securities, Inc., KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC, each as sales agent and/or principal and/or forward seller (in any such capacity, each an “Agent” and collectively, the “Agents”) and Bank of Montreal, Bank of America, N.A., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser” and together the “Forward Purchasers”), with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $500,000,000 (the “Maximum Amount”) in one or more Agency Transactions, through one or more Forward Transactions or pursuant to one or more Terms Agreements (as such terms are each hereinafter defined), on the terms and subject to the conditions set forth in this Agreement. For purposes of clarity, it is understood and agreed by the parties hereto that, if shares of Common Stock are offered or sold through any Agent acting as forward seller for a Forward Purchaser (the “Forward Seller”), then such Agent, as Forward Seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as Forward Seller, mutatis mutandis. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as Forward Seller for such Forward Purchaser.
The Company may enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in one or more separate letter agreements, each in substantially the form attached as Annex A hereto (including the execution of a supplemental confirmation substantially in the form of Annex A thereto) and with such changes therein as the parties thereto may agree (each, a “Confirmation” and, collectively, the “Confirmations”). Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver and sell to the applicable Forward Purchaser or an affiliate thereof (including the Agent affiliated with such Forward Purchaser) up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through the applicable Forward Seller on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-269998) for the registration of certain securities, including the Shares (the “registration statement”), under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”).  The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business.  Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended, at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time.  Except where the context requires, the term “Base Prospectus” means the prospectus dated February 24, 2023, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus.  Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares.  Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(aa) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Base Prospectus attached to or used with the Prospectus Supplement.  “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(g).  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
The Company confirms its agreement with each Agent as follows:
1. Sale and Delivery of the Shares.
(a) Agency and Forward Transactions.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company and the Agents, severally and not jointly, agree that the Company may from time to time issue and sell through an Agent, acting as sales agent for the Company, the Shares (an “Agency Transaction”) and (ii) the Company, the Forward Purchasers and the applicable Forward Sellers, severally and not jointly, agree that the Company may from time to time sell Shares on a forward basis pursuant to a Confirmation entered into with the applicable Forward Purchaser in accordance with this Section 1, which shall provide for the forward purchase of such Shares in a number equal to the Forward Hedge Shares (as defined below), and in connection therewith, the Forward Purchaser shall use its commercially reasonable efforts to borrow and its affiliated Forward Seller shall use its commercially reasonable efforts to sell such Forward Hedge Shares pursuant to this Agreement, and the manner in which and other terms upon which such forward sale is to occur (each such transaction being referred to as a “Forward Transaction”). In furtherance of the foregoing, the Company, each Agent and each Forward Purchaser agrees as follow:
(i) The Company may, from time to time, propose to a Designated Agent (as defined below), with respect to an Agency Transaction, or a Designated Forward Purchaser (as defined below) and its affiliated Forward Seller, with respect to a Forward Transaction, the terms of an Agency Transaction or a Forward Transaction, as applicable, by means of a telephone call, electronic mail or other method mutually agreed to in writing by the parties (confirmed promptly by electronic mail (an “Agency Placement Notice” or a “Forward Placement Notice”, as applicable)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”) (which list may be updated from time to time upon written notice delivered by the Company to the Agents and the Forward Purchasers). Any Agency Placement Notice shall specify the trading day(s) for the New York Stock Exchange (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number of Shares that the Company wishes to sell in the aggregate on each Trading Day, which number may instead be listed as an amount of aggregate gross proceeds; and the minimum price per share at which the Company is willing to sell the Shares (the “Floor Price”). Any Forward Placement Notice shall specify the proposed inputs for the “Maturity Date,” the “Hedge Completion Date,” the “Net Percentage,” the “Spread,” the “Forward Price Reduction Dates,” the “Forward Price Reduction Amount per Share,” the “Initial Stock Loan Rate,” the “Maximum Stock Loan Rate” and the “Settlement Notice Cutoff,” each as defined in the applicable Confirmation, the maximum number of Shares, which number may instead be listed as an amount of aggregate gross proceeds (the “Maximum Forward Share Amount”) that the Company wishes the Forward Purchaser to borrow and its affiliated Forward Seller to sell in the aggregate between the “Trade Date” and the “Hedge Completion Date” (each as defined in the Confirmation), the remaining amount of the “Maximum Amount,” the Floor Price, any formula pursuant to which such Floor Price shall be determined and any other limitation on the aggregate number of Forward Hedge Shares that may be sold in any one day.  As used herein “Designated Agent” shall mean, with respect to any Agency Placement Notice, the Agent selected by the Company to act as sales agent in accordance with Section 1(f) hereof, provided that such Agent selected by the Company has agreed to act as sales agent pursuant to Section 1(a)(ii) below, and “Designated Forward Purchaser” shall mean, with respect to any Forward Placement Notice, the Forward Purchaser affiliated with the Forward Seller selected by the Company to act as sales agent in connection with a Forward Transaction in accordance with Section 1(f) hereof; provided that such Agent selected by the Company has agreed to act as Forward Seller pursuant to Section 1(a)(ii) below.

(ii) If such proposed terms for an Agency Transaction are acceptable to the Designated Agent, it shall confirm and accept the terms by means of electronic mail delivered to an Authorized Company Representative. If such proposed terms for a Forward Transaction are acceptable to the Designated Forward Purchaser and its affiliated Forward Seller (the “Designated Forward Seller”), they shall confirm and accept the terms by means of electronic mail delivered to an Authorized Company Representative. With respect to a Forward Placement Notice delivered by the Company, the Designated Forward Purchaser and the Designated Forward Seller (each acting in its sole discretion) shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Placement Notice was received, notify the Company that it chooses to (x) accept the terms proposed in such Forward Placement Notice, (y) decline to participate in the proposed Forward Transaction or (z) propose an amended notice setting forth the terms upon which the Designated Forward Purchaser and the Designated Forward Seller would participate in the proposed Forward Transaction (such amended notice, an “Amended Notice”); provided, however, that in the case of clause (z), the Company may accept or reject the terms of such Amended Notice in its sole discretion no later than on the Trading Day following the Trading Day on which such Amended Notice was delivered.
(iii) (1) Subject to the terms and conditions hereof, each Designated Agent shall use its commercially reasonable efforts consistent with its normal trading and sales practices to sell all of the Shares designated in, and subject to the terms of, an applicable Agency Placement Notice on the Trading Day(s) specified therein.  The Designated Agent shall not sell any Shares at a price lower than the Floor Price specified in the applicable Agency Placement Notice.  With respect to each applicable Agency Placement Notice, the Company acknowledges and agrees with each Agent that (x) there can be no assurance that a Designated Agent will be successful in selling all or any of such Shares, (y) a Designated Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason other than a failure by such Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required by this Agreement and (z) an Agent shall be under no obligation to purchase any Shares on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below)).
(2) Subject to the terms and conditions hereof and the applicable Confirmation, upon the delivery of a Forward Placement Notice and the acceptance thereof by the Designated Forward Purchaser and the Designated Forward Seller or upon the acceptance of an Amended Notice by the Company, the Designated Forward Purchaser will use commercially reasonable efforts to borrow, offer and sell shares of Common Stock (such shares, the “Forward Hedge Shares”) through the Designated Forward Seller to hedge the applicable transaction under the applicable Confirmation, and the Designated Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices up to the Maximum Forward Share Amount specified in such Forward Placement Notice or such Amended Notice, as applicable, and otherwise in accordance with the terms of such Forward Placement Notice or Amended Notice, as applicable; provided, however, that the number of Forward Hedge Shares sold shall not exceed an amount that when multiplied by the Initial Forward Price (as defined in the Confirmation) would exceed the remaining notional amount available under the Maximum Amount. Notwithstanding the foregoing or any other provision of any Confirmation, if in respect of any Forward Transaction (x) on or prior to 9:00 a.m., New York City time, on any Trading Day during the Forward Hedge Selling Period (as defined in the Confirmation), in connection with establishing its commercially reasonable hedge position in respect of such Forward Transaction, the Designated Forward Purchaser, in its good faith and commercially reasonable judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the terms hereof on such Trading Day or (y) in such Designated Forward Purchaser’s good faith and commercially reasonable judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate specified in the Confirmation for such Forward Transaction with respect to all or any portion of such full number of Shares, the effectiveness of such Forward Transaction shall be limited to the number of Shares the Designated Forward Purchaser is so able to borrow in connection with establishing its commercially reasonable hedge position of such Forward Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

(iv) The Company, acting through an Authorized Company Representative, or a Designated Agent, a Designated Forward Purchaser or a Designated Forward Seller may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares specified in an applicable Agency Placement Notice for which a Designated Agent is acting as sales agent or an applicable Forward Placement Notice for which a Designated Forward Seller is acting as sales agent for the Designated Forward Purchaser; provided, however, that such suspension shall not affect or impair the parties’ respective obligations (including obligations under the applicable Confirmation) with respect to the Shares (including any Forward Hedge Shares) sold hereunder prior to the giving of such notice.  In addition, the Company, acting through an Authorized Company Representative, may, upon notice to the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller by telephone (confirmed promptly by electronic mail to the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller, as applicable) seek to terminate or amend the terms of an Agency Transaction by the Designated Agent as set forth in an Agency Placement Notice or of a Forward Transaction by the Designated Forward Purchaser and its affiliated Designated Forward Seller to the extent not completed at the time of the Designated Agent’s or the Designated Forward Purchaser and its affiliated Designated Forward Seller’s receipt of the Company’s notice of its intent to terminate or amend such Agency Transaction or Forward Transaction, and the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller will use its commercially reasonable efforts to implement such termination or amendment; provided, however, the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller, as applicable may, in its absolute discretion, reject such termination or amendment and the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller, as applicable will not be obligated to take any action that in its reasonable discretion would disrupt a sale in progress but not yet confirmed.
(v) If the terms of any Agency Transaction as set forth in an Agency Placement Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and the Designated Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Placement Notice.
(vi) Each Agent, as sales agent in an Agency Transaction or a Forward Transaction, shall not make any sales of the Shares on behalf of the Company or its affiliated Forward Purchaser, as applicable, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions on the Exchange that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations, in negotiated transactions or in transactions that are deemed to be “at the market offerings” under Rule 415(a)(4) of the Rules and Regulations, including without limitation sales made to or through market makers other than on an exchange, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices and (y) such other sales of the Shares permitted by law on behalf of the Company in its capacity as agent of the Company or as agent of the Company and its affiliated Forward Purchaser, as applicable, as shall be agreed by the Company and such Agent in writing.

(vii) (1) The compensation to the Designated Agent for sales of the Shares in an Agency Transaction with respect to which the Designated Agent acts as sales agent hereunder shall be in the form of commissions equal to 1.25% of the gross offering proceeds of the Shares specified in the Agency Placement Notice, unless otherwise agreed by the Designated Agent and the Company in the Agency Placement Notice, but in no event shall the commissions exceed 2.0% of the gross offering proceeds of the Shares specified in the Agency Placement Notice, including as such Agency Placement Notice may be amended under Section 1(a)(iv) above.  The Designated Agent shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in an Agency Transaction pursuant to an Agency Placement Notice under this Agreement, setting forth (i) the number of Shares sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to the Designated Agent with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).
(2) The compensation to the Designated Forward Seller in relation to a Forward Transaction shall be paid in the form of a percentage of the Initial Forward Price (as defined in the Confirmation) which shall be equal to the product of (i) 100% minus the Net Percentage specified in the relevant Forward Placement Notice (the “Forward Hedge Selling Commission”) multiplied by (ii) the volume weighted average price at which the Forward Hedge Shares are sold by the Designated Forward Seller in relation to such Forward Transaction during the period from and including the Trade Date until the Hedge Completion Date multiplied by (iii) the number of Forward Hedge Shares sold by the Designated Forward Seller in relation to such Forward Transaction. The Forward Hedge Selling Commission shall equal 1.25% unless otherwise agreed to by the Designated Forward Purchaser, its affiliated Designated Forward Seller and the Company and in no event shall the Forward Hedge Selling Commission exceed 2.0%.  The Designated Forward Seller shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in a Forward Transaction pursuant to a Forward Placement Notice under this Agreement, setting forth (i) the number of Shares sold on such Trading Day and (ii) the gross offering proceeds received from such sales.
(viii) Unless the Designated Agent agrees otherwise in writing, settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the second Trading Day (and on or after May 28, 2024, the first Trading Day) following the date on which such sales are made (or such earlier day as is industry practice for regular-way trading) (each such settlement day, an “Agency Settlement Date”).  On each Agency Settlement Date, the Shares sold through the Designated Agent in an Agency Transaction for settlement on such date shall be issued and delivered by the Company to the Designated Agent against payment by the Designated Agent to the Company of the Net Offering Proceeds from the sale of such Shares.  Settlement for all such Shares shall be effected by delivery of the Shares by the Company or its transfer agent to the Designated Agent’s or its designee’s account (provided, that the Designated Agent shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company.  If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Agency Settlement Date, the Company shall (i) hold the Designated Agent harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay the Designated Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.
No later than the opening of the Trading Day following the “Hedge Completion Date” set forth in the applicable Forward Placement Notice (or, if earlier, the date on which the sale of Shares through the Designated Forward Seller are terminated in accordance with the terms of this Agreement or the applicable Confirmation), the Designated Forward Purchaser shall execute and deliver to the Company, and the Company, absent manifest error, shall execute and return to the Designated Forward Purchaser, a “Supplemental Confirmation” substantially in the form attached to the form of Confirmation attached as Annex A hereto (each, a “Supplemental Confirmation”).

Each of the Company, the Designated Forward Purchaser and its affiliated Designated Forward Seller acknowledge and agree that: (i) there can be no assurance that the Designated Forward Purchaser will be successful in borrowing, or that the affiliated Designated Forward Seller will be successful in selling, the Forward Hedge Shares; (ii) the Designated Forward Seller affiliated with such Designated Forward Purchaser will incur no liability or obligation to the Company, the Designated Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Designated Forward Purchaser for any reason other than a failure by such Designated Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 1; and (iii) the Designated Forward Purchaser will incur no liability or obligation to the Company, its affiliated Designated Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Designated Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 1. Notwithstanding anything herein to the contrary, the Designated Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the obligation of its affiliated Designated Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward Transaction hereunder shall be subject in all respects to the provisions under Section 3 in the related Confirmation. In acting hereunder, the Agent affiliated with any Forward Purchaser will be acting as agent for its affiliated Forward Purchaser and not as principal.
(b) Principal Transactions.  If the Company wishes to issue and sell the Shares other than as set forth in subsection (a) of this Section 1 (each, a “Principal Transaction”), the Company will notify one or more of the Designated Agents of the proposed terms of such Principal Transaction.  If the Designated Agent(s), acting as principal, wishes to accept such proposed terms (which it or they may decline to do for any reason in its or their sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Designated Agent(s) and the Company will enter into an agreement in substantially the form of Exhibit A hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”).  The terms set forth in a Terms Agreement shall not be binding on the Company or the Designated Agent(s) unless and until each of the Company and the Designated Agent(s) has executed such Terms Agreement accepting all of such terms.  The commitment of the Designated Agent(s) to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.
(c) Maximum Number of Shares.  Under no circumstances shall the Company propose to the Agents, or the Agents effect, a sale of Shares in an Agency Transaction, a Forward Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement or (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.
(d) Regulation M.  If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party hereto.
(e) Black-out Periods.  Notwithstanding any other provision of this Agreement, the Agents shall not be obligated to sell and the Company shall not request any Agent to sell any Shares hereunder at any time during the period commencing on the fourteenth day of the first month of any fiscal quarter and ending after the second full business day following the release of the Company’s earnings for the immediately preceding quarter and during any period in which the Company is in possession of material non-public information.

(f) Use of Sales Agents.  The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of the Shares by the Company or any Forward Purchaser shall only be effected by or through only one of the Agents, which the Company shall select in its sole discretion, on any single given day, but in no event by more than one Agent, and the Company shall in no event request that more than one Agent sell Shares on the same day; provided, however, that the foregoing limitation shall apply only with respect to Agency Transactions and Forward Transaction.
(g) Continuing Accuracy of Representations and Warranties.  Any obligation of (i) the Designated Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent or (ii) the Designated Forward Purchaser to use its commercially reasonable efforts to borrow Shares and its affiliated Designated Forward Seller to use commercially reasonable efforts to sell such Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.
2. Representations and Warranties of the Company and the Operating Partnership.  The Company and the Operating Partnership each severally represents and warrants to, and covenants with, each Agent and Forward Purchaser as follows:
(a) Effectiveness of Registration.  The Registration Statement and any post-effective amendment thereto have become effective.  The Company has responded to all requests, if any, of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
(b) Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Base Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Base Prospectus included therein) delivered to the Agents for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”), except to the extent permitted by Regulation S-T.  The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to the Agents furnished in writing to the Company by the Agents specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto.  “Time of Sale” means, (i) with respect to an Agency Transaction or a Forward Transaction, the time of the Agents’ initial entry into contracts with investors for the sale of such Shares and (ii) with respect to a Principal Transaction, the time of sale of such Shares.
(c) Documents Incorporated by Reference.  The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Company Not Ineligible Issuer.  (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
(e) Free Writing Prospectuses.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus, as of its issue date and at each Representation Date, the date on which an Agency Placement Notice or Forward Placement Notice is given, any date on which the Shares are sold hereunder and each Settlement Date, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.  Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus in connection with the sale of Shares hereunder without the Agents’ prior consent.
(f) No Material Adverse Effects.  Except as otherwise disclosed in the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company, the Operating Partnership or the direct and indirect subsidiaries (as defined in Rule 1-02(x) of Regulation S-X) of the Company and/or the Operating Partnership (the “Subsidiaries”), taken as a whole (in any such case, a “Material Adverse Effect”); (ii) none of the Company, the Operating Partnership or any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company, the Operating Partnership and the Subsidiaries taken as a whole, and none of the Company, the Operating Partnership and the Subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (iii) there has been no distribution of any kind declared, paid or made by the Operating Partnership on any partnership interest, other than distributions paid to the Company or CareTrust GP, LLC.
(g) Due Incorporation; Subsidiaries.  Each of the Company, the Operating Partnership and the Subsidiaries has been duly incorporated or organized, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the state of its jurisdiction of organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, except where the failure to be in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Each of the Company, the Operating Partnership and the Subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company owns 100% of CareTrust GP, LLC, which is the sole general partner of the Operating Partnership.
(h) Capitalization.  All of the issued and outstanding shares of each of the Company and the Subsidiaries that is a corporation, all of the issued and outstanding partnership interests of each of the Operating Partnership and the Subsidiaries that is a limited partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each of the Subsidiaries that is a limited liability company have been duly authorized and validly issued, are (except in the case of general partnership interests and limited liability company interests) fully paid and non-assessable and were issued in compliance with all applicable state and federal securities and “Blue Sky” laws, and are owned by the Company, directly or through subsidiaries, free and clear of any lien, security interest, mortgage, pledge, encumbrance or claim (each, a “Lien”), except as otherwise disclosed in the Prospectus.  None of the issued and outstanding shares of capital stock of any of the Company and the Subsidiaries that is a corporation, none of the issued and outstanding partnership interests of any of the Operating Partnership and the Subsidiaries that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any Subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any security holder of such entity or any other person.  Except with respect to preferred equity investments in joint ventures as disclosed in the Prospectus, each of the Company and the Operating Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries; the Operating Partnership is a Subsidiary of the Company.

(i) Agreement Duly Authorized.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and each Confirmation has been duly authorized, executed and delivered by the Company.  Each of the Company and the Operating Partnership has full right, power and authority to execute, deliver and perform its obligations under this Agreement and the Company has full right, power and authority to execute, deliver and perform its obligations under each Confirmation.
(j) Authorized Capitalization.  The Company has an authorized capitalization as set forth in the Prospectus.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable state and federal securities and “Blue Sky” laws.
(k) Common Stock.  The Common Stock conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus; the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.
(l) No Registration Rights.  Other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement.  To the extent any person has such registration or offer similar rights, such rights have been waived with respect to the registration of securities in connection with the Registration Statement.
(m) No Consent of Governmental Body Needed.  No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and each Confirmation, except (i) such as have been made or obtained under the Act, or (ii) the consents, approvals, authorizations, registrations or qualifications as may be required by state securities or “Blue Sky” laws or by the Financial Industry Regulatory Authority (“FINRA”).
(n) No Breach of Obligations or Charter.  None of the Company, the Operating Partnership or the Subsidiaries is (i) in violation of its (a) in the case of a corporation, charter and by-laws; (b) in the case of a limited or general partnership, partnership certificate, certificate of formation or similar organizational document and partnership agreement; (c) in the case of a limited liability company, articles of organization, certificate of formation or similar organizational documents and operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, certificate of trust, certificate of formation or similar organizational document and trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity, (ii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or the Subsidiaries or any of their respective assets, properties or operations or (iii) in breach or default (or with or without the giving of notice or the passage of time or both, would be in breach or default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which it is a party or by which it is bound or to which any of its property or assets are subject (collectively, “Company Documents”), except, in the cases of clauses (ii) or (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o) Performance of Obligations and Contracts.  The execution, delivery and performance by the Company and the Operating Partnership of this Agreement and, with respect to the Company, each Confirmation and the consummation by the Company, the Operating Partnership and the Subsidiaries of the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds” and compliance by the Company and the Operating Partnership with their respective obligations under this Agreement and each Confirmation, (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company, the Operating Partnership or any Subsidiary thereunder including, without limitation, upon the occurrence of a change of control of any of the Company, the Operating Partnership or any Subsidiary or other similar events (each, a “Termination Event”) or event or condition which, either immediately or with notice or passage of time or both, (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary, or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be (each, a “Repayment Event”) under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, any Company Documents, except for any such conflict, breach, default, Termination Event, Repayment Event or Lien that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (ii) will not result in any violation of (a) the provisions of the Organizational Documents of the Company, the Operating Partnership or any Subsidiary or (b) (assuming compliance with any applicable securities or “Blue Sky” laws of the jurisdictions in which the Shares are sold by the Agents and assuming that the Agents comply with the agreements contained herein) law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their respective assets, properties or operations.
(p) Title to Real and Personal Property.  Except as otherwise disclosed in the Prospectus, (i) the Company, the Operating Partnership and the Subsidiaries have good and marketable title (in fee simple) to all assets described in the Prospectus as being owned by them, and none of the Company, the Operating Partnership or any Subsidiary has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary with respect to such assets or affecting or questioning the rights of any of the Company, the Operating Partnership or any Subsidiary to the continued ownership, possession or occupancy of such assets, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) all Liens or restrictions on or affecting the assets of the Company, the Operating Partnership or any Subsidiary that are required to be disclosed in the Prospectus are disclosed therein, and all such Liens or restrictions which are not disclosed in the Prospectus could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity has an option or right of first refusal or any other right to purchase any of the assets leased to or owned by the Company, the Operating Partnership or any Subsidiary, except where any such option or right would not, individually or in the aggregate, have a Material Adverse Effect; (iv) each of the assets leased to or owned by the Company, the Operating Partnership or any Subsidiary has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, have a Material Adverse Effect; (v) each of the assets controlled by the Company, the Operating Partnership or any Subsidiary is served by all public utilities necessary for the current operations on such property sufficient for such operations, except where the failure to have such public utilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) the assets leased to or owned by the Company, the Operating Partnership or any Subsidiary comply, in all material respects, with all applicable codes and zoning and subdivision laws and regulations or the use thereof is permitted as a legal non-conforming use; (vii) all of the leases under which the Company, the Operating Partnership or any Subsidiary leases (as lessee) any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company, the Operating Partnership or any Subsidiary is in default in the payment of any amounts due under any such leases or otherwise in default thereunder and none of the Company, the Operating Partnership or any Subsidiary knows of any event that, with the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) there is no pending or, to the knowledge of the Company, the Operating Partnership or any Subsidiary, threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to any asset leased to or owned by the Company, the Operating Partnership or any Subsidiary, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (ix) all of the leases under which the Company, the Operating Partnership or any Subsidiary leases (as lessor) any real property or improvements (whether directly or indirectly through partnerships, joint ventures or otherwise) are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company, the Operating Partnership or any Subsidiary nor any lessee of any of the real property or improvements of the Company, the Operating Partnership or any Subsidiary is in default in the payment of any amounts due under any such leases or otherwise in default thereunder, and none of the Company, the Operating Partnership or any Subsidiary knows of an event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Necessary Licenses, Compliance with Laws and Regulations.  The Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, accreditations, certifications, registrations, certificates, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies to the extent required to conduct the business to be operated by them as described in the Prospectus, except where the failure to possess such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect.  None of the Company, the Operating Partnership or any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(r) Accurate Disclosure.  The statements made in or incorporated by reference into the Registration Statement and the Prospectus, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
(s) Litigation.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Operating Partnership or any of the Subsidiaries, threatened, against or affecting the Company, the Operating Partnership or any of the Subsidiaries (other than as disclosed in the Prospectus) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(t) Labor Matters.  No labor dispute with the employees of any of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company, the Operating Partnership or any Subsidiary, is imminent, in each case, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by any of the Company or the Operating Partnership of its obligations under this Agreement.
(u) Benefits and Employment Matters.  None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment, compensation or benefits of employees of the Company, the Operating Partnership or any Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach or termination of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment, compensation or benefits of employees of the Company, the Operating Partnership or any Subsidiary or with respect to a Plan that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company, the Operating Partnership and any Subsidiary compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company, the Operating Partnership and the Subsidiaries in the current fiscal year of the Company, the Operating Partnership and any Subsidiary compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to a Plan that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company, the Operating Partnership or any Subsidiary related to its or their employment that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company, the Operating Partnership or any Subsidiary may have any liability.

(v) Title to Intellectual Property.  (i) the Company, the Operating Partnership and the Subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that are described in the Prospectus or that are necessary for the conduct of their respective businesses as described in the Prospectus; (ii) none of the Company, the Operating Partnership or any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company, the Operating Partnership or any Subsidiary therein; (iii) there are no third parties who have or, to the knowledge of the Company, the Operating Partnership or any Subsidiary, will be able to establish rights to any Intellectual Property of the Company, the Operating Partnership or any Subsidiary and (iv) there is no pending or, to the knowledge of any the Company, the Operating Partnership or any Subsidiary, threatened action, suit, proceeding or claim by others challenging the Company’s, the Operating Partnership’s or any Subsidiary’s rights in or to any such Intellectual Property, except in the case of each of clauses (i)-(iv) as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(w) Environmental Matters.  Except as otherwise disclosed in the Prospectus:  (i) to the best knowledge of the Company, the assets controlled by the Company, the Operating Partnership and the Subsidiaries, including, without limitation, the Environment (as defined below) associated with such assets, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (ii) none of the Company, the Operating Partnership or any Subsidiary has caused any Release (as defined below) of any Contaminant into the Environment that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health or safety (as such matters relate to Contaminants) or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) none of the Company, the Operating Partnership or any Subsidiary is aware of any written notice from any governmental body or other person claiming any violation of or liability under any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements relating to the presence of asbestos containing materials or other Contaminants on, at, under or migrating to or from such properties, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (v) none of the Subsidiaries has caused or suffered to exist or occur any condition on any of the properties or improvements of the Company, the Operating Partnership or any Subsidiary that could give rise to the imposition of any Lien under any Environmental Laws, except such Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (vi) no real property or improvements owned or leased by any Subsidiary is being used, or to the knowledge of the Company, the Operating Partnership or any Subsidiary, has been used, for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or Release of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations or such permits are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation or permit could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (vii) none of the Company, the Operating Partnership or any Subsidiary is aware of any facts or issues relating to compliance with Environmental Law that would reasonably be expected to have a Material Adverse Effect on their capital expenditures, earnings or competitive position; and (viii) there are no proceedings that are pending against the Company, the Operating Partnership or any Subsidiary to which a governmental entity is also a party, other than such proceedings as to which the Company reasonably believes that no monetary sanctions of $300,000 (or, if the Company has so elected pursuant to Item 103(c)(3)(iii) of Regulation S-K, the lesser of $1,000,000 or one percent of the current assets of the Company and its Subsidiaries on a consolidated basis) or more will be imposed.  “Contaminant” means any pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, biohazardous waste, petroleum or petroleum derived substance or waste, asbestos or asbestos containing materials, PCBs, lead, pesticides, per- or polyfluoroalkyl substances, toxic mold, radon or radioactive materials or any constituent of any such substance or waste, including any substance, material or waste identified or regulated under any Environmental Law.  “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and all other federal, state and local laws, common law, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health (as it relates to Contaminants) or the Environment.  “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air.  “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

(x) Third Party Payor Programs.  None of the Company, the Operating Partnership and the Subsidiaries participate in, submit claims to, or receive payment from the Medicare program, the respective Medicaid program in the state or states in which such entity operates, or any other third party payor program.
(y) [Reserved]
(z) Health Care Laws.  The Company, the Operating Partnership and the Subsidiaries, to the extent applicable in connection with their business, are in compliance with the Health Insurance Portability and Accountability Act of 1996 (as amended, and including 45 C.F.R. Part 160 and Part 164 and any other regulations promulgated thereunder) (collectively, “HIPAA”) and with applicable provisions of Federal or state laws governing Medicare or any state Medicaid programs and any regulations promulgated pursuant to such laws, including, without limitation, Sections 1320a-7, 1320a-7a, 1320a-7b and 1395nn of Title 42 of the United States Code, the False Claims Act, 31 U.S.C. § 3729 et seq., all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. § 286 and 18 U.S.C. § 287, and the health care fraud criminal provisions under HIPAA (18 U.S.C. § 1347), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and related state or local regulations promulgated under such laws (collectively, “Health Care Laws”), corporate integrity and settlement agreements or any rules of professional conduct, except for such provisions the violation of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company, the Operating Partnership and the Subsidiaries have not engaged in activities that are, as applicable, cause for false claims liability or civil penalties under the Health Care Laws.

(aa) [Reserved]
(bb) [Reserved]
(cc) [Reserved]
(dd) Taxes.  The Company, the Operating Partnership and the Subsidiaries have filed all foreign, federal, state, local and franchise tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(ee) Qualification as a REIT.  Commencing with the Company’s taxable year ending December 31, 2014, the Company has been and is organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986 (the “Code “); and the Company’s proposed method of operation as described in the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code.
(ff) Tax Matters Agreement.  None of the Company, the Operating Partnership or any Subsidiary is party to any tax sharing or other revenue sharing agreement, other than the Tax Matters Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and the Company.
(gg) Insurance .  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company, the Operating Partnership and the Subsidiaries have title insurance on all real property and improvements owned by or leased to any of them under a ground lease, as the case may be, in each case in an amount at least equal to the original cost of acquisition, and the Company, the Operating Partnership or a Subsidiary, as applicable, is entitled to all benefits of the insured thereunder. Each such property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by owners and, if applicable, lessors and lessees, of similar properties (in the markets in which the properties of the Company, the Operating Partnership and the Subsidiaries are located). The Company, the Operating Partner and the Subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by owners and, if applicable, lessors of properties similar to those leased to or owned by the Company, the Operating Partnership and the Subsidiaries, and require the lessee under each lease of any such property to a third party to carry comprehensive general liability insurance and such other insurance as is customarily carried by lessees, in each case in amounts and on such terms as are customarily carried by owners, lessors and lessees, as applicable, of similar properties (in the markets in which the properties of the Company, the Operating Partnership and the Subsidiaries are located). The Company, the Operating Partnership or Subsidiary, as applicable, is named as an additional insured on all policies required to be carried by third-party lessees under the leases for such properties.
(hh) Dividends.  None of the Operating Partnership or any Subsidiary is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Subsidiary from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Operating Partnership or any other Subsidiary, in each case except as described in the Prospectus.

(ii) Financial Statements.  The consolidated financial statements of the Company, together with the related schedule and notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company at the dates indicated and the results of operations, changes in invested equity and cash flows of the Company for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles or “GAAP” (as defined in Item 10 of Regulation S-K), applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Act, or the Exchange Act, as applicable, and no other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus pursuant to Rule 3-14 of Regulation S-X or otherwise.  The pro forma financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly in all material respects the information shown therein and have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the required information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(jj) Changes in Financial Condition.  Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, neither the Company, the Operating Partnership nor any of the Subsidiaries has sustained any loss or interference with its business material to the Company, the Operating Partnership and the Subsidiaries considered as a whole, and there has not been any (i) material change in the capitalization of the Company, the Operating Partnership or the Subsidiaries, (ii) material increase in the aggregate in the consolidated short- term or long-term debt of the Company, (iii) transaction that is material to the Company, the Operating Partnership and the Subsidiaries contemplated or entered into by the Company, the Operating Partnership or any of the Subsidiaries, (iv) obligation, contingent or otherwise, directly or indirectly incurred by the Company, the Operating Partnership or any Subsidiary that is material to the Company, the Operating Partnership and the Subsidiaries taken as a whole, (v) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than regular quarterly cash dividends), or (vi) Material Adverse Effect.
(kk) Company Independent Accountant.  Each accounting firm that has certified the financial statements and supporting schedules of the Company incorporated by reference in the Registration Statement and the Prospectus (the “Company Accountants”) and who has delivered the comfort letter referred to in Section 4(h) hereof, is an independent public accountant as required by the Exchange Act and is registered with the Public Company Accounting Oversight Board (“PCAOB”).
(ll) Accounting System.  The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  As of the date hereof, except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Operating Partnership is aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in PCAOB No. 5) in the Company’s internal control over reporting, whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(mm) Disclosure Controls and Procedures.  The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, which controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established, in each case, except as disclosed in the Registration Statement and the Prospectus.
(nn) Sarbanes-Oxley.  There is and has been no failure on the part of the Company, the Operating Partnership or any Subsidiary, nor, to the knowledge of the Company, the Operating Partnership or any of the Subsidiaries, any of their respective directors, members or managers, as applicable, or officers, in their capacities as such, to comply in all material respects with any applicable provision of and the rules and regulations under the Sarbanes- Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo) Statistical and Market Data.  Nothing has come to the attention of the Company, the Operating Partnership or any of the Subsidiaries that has caused the Company, the Operating Partnership or any Subsidiary to believe any statistical, demographic, market-related and similar data included in the Registration Statement or the Prospectus is not based on or derived from sources that the Company, the Operating Partnership and the Subsidiaries believe to be reliable and accurate in all material respects.
(pp) Exchange Act Registration and Stock Exchange Listing.  The Common Stock is registered under Section 12(b) of the Exchange Act, and the Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) are listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.  Except as otherwise disclosed in the Prospectus, the Company is in material compliance with all applicable listing requirements of the Exchange.
(qq) Investment Company.  The Company is not, nor upon the issuance and sale of the Shares as herein contemplated and the receipt and application of the net proceeds therefrom as described in the Registration Statement and the Prospectus under the caption “Use Of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
(rr) No Price Stabilization or Manipulation.  None of the Company, the Operating Partnership or the Subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.  None of the Company, the Operating Partnership or the Subsidiaries has taken action that would directly or indirectly violate any provision of Regulation M under the Exchange Act.
(ss) No Unlawful Contributions or Payments.  None of the Company, the Operating Partnership or any Subsidiary or any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any Subsidiary is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-bribery or anti-corruption law, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Operating Partnership and the Subsidiaries, and their respective affiliates have conducted their businesses in compliance with the FCPA and all other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.
(tt) Compliance with Anti-Money Laundering Laws.  The operations of the Company, the Operating Partnership and Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, the Operating Partnership or Subsidiaries, is threatened.
(uu) No Conflicts with Sanctions Laws.  None of the Company, the Operating Partnership or any Subsidiary or any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Asset Control (“OFAC”), nor is the Company, the Operating Partnership or any Subsidiary located, organized or resident in a country or territory that is the subject to or the target of U.S. sanctions administered by OFAC.  None of the Company, the Operating Partnership or any Subsidiary will directly or indirectly use any of the proceeds from the sale of Shares in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or territory currently subject to any U.S. sanctions administered by OFAC.

(vv) Brokers and Finders.  There is not a broker, finder or other party that is entitled to receive from the Company, the Operating Partnership or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for discounts and commissions payable to the Agents in connection with the sale of the Shares pursuant to this Agreement.
(ww) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xx) Actively Traded.  The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.
(yy) Company Certificates.  Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agents as to the matters covered thereby.
(zz) Cybersecurity.  Except as otherwise disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company, (i)(a) there has been no security breach or other compromise of any of the information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology of the Company, the Operating Partnership or any Subsidiary (collectively, “IT Systems and Data”) and (b) none of the Company, the Operating Partnership or any Subsidiary has been notified of, or has any knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) each of the Company, the Operating Partnership and the Subsidiaries is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) each of the Company, Operating Partnership and the Subsidiaries has implemented commercially reasonable backup and disaster recovery technology.
3. Agreements of the Company.  The Company covenants and agrees with each Agent as follows:
(a) Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  The Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, after the date of delivery of an Agency Placement Notice or a Forward Placement Notice and prior to the related Settlement Date that is reasonably disapproved by the Agents or the Forward Purchasers promptly after reasonable notice thereof; provided, however, that the Company may file any information required to be filed by Sections 13(a), 13(c) or 15(d) of the Exchange Act upon reasonable notice to the Agents and the Forward Purchasers irrespective of disapproval by the Agents or the Forward Purchasers.

(b) Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Agents or the Forward Purchasers it is otherwise necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus or to file any document under the Exchange Act for the purpose of incorporating it by reference into the Registration Statement or the Prospectus in order to comply with the Act or the Exchange Act, the Company shall promptly (i) notify the Agents and the Forward Purchasers of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare and file with the Commission and furnish at its own expense to the Agents and the Forward Purchasers (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act.
(c) Notifications to the Agents and the Forward Purchasers.  The Company shall notify the Agents and the Forward Purchasers promptly, and shall confirm such notice in writing, (i) when any post- effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information related to the transactions contemplated by this Agreement, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Act, or the threat thereof and (iv) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus.  If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its reasonable efforts to obtain the withdrawal of such order at the earliest possible moment.  The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify the Agents and the Forward Purchasers promptly of all such filings.
(d) Registration Statement.  The Company shall furnish to each Agent and Forward Purchaser, without charge, two conformed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto.
(e) Undertakings.  The Company shall comply with all the provisions of any undertakings contained or required to be contained in the Registration Statement.
(f) Prospectus.  The Company shall furnish to each Agent and Forward Purchaser, without charge, as many copies of the Prospectus and any amendment or supplement thereto as an Agent or Forward Purchaser may reasonably request (to the extent not previously delivered or filed on EDGAR) via electronic mail in “.pdf” format and, at the Agents’ or Forward Purchasers’ request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.  The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Agents and the Forward Purchasers during the Prospectus Delivery Period.  If the Agents or the Forward Purchasers are required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of the Agents or the Forward Purchasers, and at the Company’s own expense, the Company shall prepare and deliver to the Agents and the Forward Purchasers as many copies as the Agents or the Forward Purchasers may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(g) Permitted Free Writing Prospectuses.  The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Agents and the Forward Purchasers, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Agents and the Forward Purchasers hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto.  Any such free writing prospectus consented to by the Agents and the Forward Purchasers is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping.  The Company agrees not to take any action that would result in the Agents, the Forward Purchasers or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Agents or the Forward Purchasers that the Agents or the Forward Purchasers otherwise would not have been required to file thereunder.
(h) Registration Statement Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Agents, this Agreement shall automatically terminate on such Renewal Deadline unless prior to the Renewal Deadline, the Company has filed a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers.  The Company will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement).  Unless this Agreement is automatically terminated as provided above, the Company will take all other action reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares.  References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.
(i) Compliance with Blue Sky Laws.  The Company shall cooperate with the Agents, the Forward Purchasers and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Agents or the Forward Purchasers may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).
(j) Delivery of Financial Statements.  During the period of three years commencing on the later of the date hereof and the effective date of the Registration Statement for the distribution of the Shares, the Company shall furnish to each Agent and Forward Purchaser copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and shall furnish to each Agent and Forward Purchaser a copy of each annual or other report it shall be required to file with the Commission, provided, however, that the Company shall have no obligation to provide the Agents or the Forward Purchasers with any financial statements and other periodic and special reports filed or furnished on EDGAR.
(k) Availability of Earnings Statements.  The Company shall make generally available to holders of its securities, and the Agents and the Forward Purchasers as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date of the Registration Statement occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after such effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(l) Reimbursement of Certain Expenses.  Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Agents and the Forward Purchasers, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Agents or the Forward Purchasers, (v) the listing of the Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) on the Exchange, (vi) any filings required to be made by the Agents or the Forward Purchasers  with FINRA, and the fees, disbursements and other charges of counsel for the Agents and the Forward Purchasers in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (i) of this Section 3, including the fees, disbursements and other charges of counsel to the Agents and the Forward Purchasers in connection therewith, and, if requested by the Agents or the Forward Purchasers, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (x) the Company Accountants and each other accounting firm that has certified financial statements and/or supporting schedules incorporated by reference in the Registration Statement and the Prospectus (the “Third Party Accountants” and, together with the Company Accountants, the “Accountants”), (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company and (xii) all fees, costs and expenses for consultants used by the Company in connection with the offering.  Additionally, if Shares having an aggregate offering price of $62,500,000 or more have not been offered and sold under this Agreement by the eighteen-month anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse each Agent and each Forward Purchaser for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers incurred by the Agents and the Forward Purchasers in connection with the transactions contemplated by this Agreement (the “Expenses”); provided that the Company shall not be obligated to reimburse any Expenses in excess of $30,000 in the aggregate.  If such Expenses are in excess of the $30,000 limit of reimbursement, each Agent and each Forward Purchaser shall be reimbursed for its pro rata share (based on the aggregate offering price of Shares sold by each Agent pursuant to this Agreement as of the Determination Date) of up to $30,000 of such Expenses.  The Expenses shall be due and payable by the Company to the Agents within five (5) Business Days of the Determination Date.
(m) No Stabilization or Manipulation.  The Company shall not at any time, directly or indirectly (including, without limitation, through any Subsidiary), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.
(n) Use of Proceeds.  The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.” The Operating Partnership will effect the issuance to the Company by the Operating Partnership of a number of common units representing limited partner interests in the Operating Partnership equal to the number of Shares sold pursuant to this Agreement upon the Company’s contribution to the Operating Partnership of the proceeds from the sale of the Shares.

(o) Clear Market.  During the pendency of any Agency Placement Notice or a Forward Placement Notice, the Company shall provide the Designated Agent or the Designated Forward Purchaser and its affiliated Agent acting as forward seller notice as promptly as practicable, but in no event less than one day in advance, before it offers to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock; provided, that such notice shall not be required in connection with the following transactions (including any related registration under the Act of shares of Common Stock): (i) the offering and sale of the Shares through the Agents pursuant to this Agreement, (ii) the issuance of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) the issuance, grant or sale of shares of Common Stock, options to purchase Common Stock, stock units to purchase Common Stock or Common Stock issuable upon the exercise of options, stock units or other equity awards granted pursuant to existing employee benefit or stock incentive plans of the Company, (iv) the issuance of shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, (v) the issuance of shares of Common Stock upon exchange, conversion or redemption of partnership interests of the Operating Partnership, or (vi) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus.  If notice of a proposed transaction is provided by the Company pursuant to this subsection (o), the Agents or the Forward Purchasers may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents or the Forward Purchasers.
(p) Stock Exchange Listing.  The Company shall use its best efforts to cause the Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) to be listed on the Exchange and to maintain such listing.
(q) Additional Notices.  The Company shall notify the Agents promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or any other document provided to the Agents pursuant to Section 4 below.
(r) Representation Date Certificates.  Upon commencement of the offering of the Shares under this Agreement, and (A) each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than due to the filing of an Incorporated Document or a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares), (ii) there is filed with the Commission an Annual Report on Form 10-K under the Exchange Act (other than an amendment thereto, if any, containing the information required by Part III of the Annual Report on Form 10-K or containing financial information of a tenant of the Company or its subsidiaries), (iii) there is filed with the Commission a Quarterly Report on Form 10-Q under the Exchange Act, (iv) upon a reasonable request from the Agents or the Forward Purchasers given upon reasonable advance notice with respect to a Current Report on Form 8-K containing amended financial information (other than an earnings release to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K, and other than a report on Form 8-K containing financial information of a property or a tenant of the Company or its subsidiaries) and (v) Shares are delivered to the Agents pursuant to a Terms Agreement and (B) upon delivery of a notice to the Agents and the Forward Purchasers that the Company intends to recommence sales after a Suspension Period (as defined below) in accordance with Section 3(u) hereof (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (A)(i) through (v) and (B) above, a “Representation Date”), to furnish or cause to be furnished to the Agents and the Forward Purchasers forthwith a certificate dated and delivered no later than the second business day following such date, in form reasonably satisfactory to the Agents and the Forward Purchasers, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) are true and correct as of such date, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that the obligation of the Company under this Section 3(r) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(s) Company Counsel Legal Opinions.  No later than the second business day following each Representation Date, the Company shall cause to be furnished to the Agents and the Forward Purchasers, dated as of such date and addressed to the Agents and the Forward Purchasers, in form and substance satisfactory to the Agents, the written opinions of O’Melveny & Myers LLP, Kirkland & Ellis LLP and DLA Piper LLP, outside counsels for the Company, as described in Sections 4(d), 4(e) and 4(f), respectively.  In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Agents and the Forward Purchasers with a “reliance letter” to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under this Section 3(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).  The obligations of the Company under this Section 3(s) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.
(t) Comfort Letters.  No later than the second business day following each Representation Date, the Company shall cause the Accountants to deliver to the Agents and the Forward Purchasers the comfort letter(s) described in Section 4(h).  The obligation of the Company under this Section 3(t) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.
(u) Due Diligence.  The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents, the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) prior to the open of trading on each intended Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of the Accountants for an update on diligence matters with representatives of the Agents, the Forward Purchasers and their counsel and (ii) at each Representation Date or otherwise as the Agents or the Forward Purchasers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Accountants for one or more due diligence sessions with representatives of the Agents, the Forward Purchasers and their counsel.  The obligations set forth in the preceding sentence of this Section 3(u) shall be suspended following delivery of written notice to the Agents and the Forward Purchasers specifying that the Company does not intend to sell Shares under this Agreement until notice to the contrary is provided (such time period, a “Suspension Period”).  Following delivery of notice to the Agents and the Forward Purchasers that the Company intends to recommence sales of Shares under this Agreement, the provisions of this Section 3(u) shall once again be operative.

(v) Reservation of the Shares.  The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder and any Confirmation.
(w) The Agents Trading.  The Company hereby consents to the Agents and the Forward Purchasers trading in the Common Stock for the Agents’ and the Forward Purchasers’ own account and for the account of their clients at the same time as sales of the Shares pursuant to this Agreement.
(x) Deemed Representations and Warranties.  The Company hereby agrees that each acceptance by it of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to the Agents and the Forward Purchasers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).
(y) Board Authorization.  Prior to delivering notice of the proposed terms of an Agency Transaction, a Forward Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Company, the Forward Purchasers and the Agents), the Company shall have (i) obtained from its board of directors or a duly authorized subcommittee thereof all necessary corporate authority for the sale of the Shares pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to the Agents and the Forward Purchasers a copy of the relevant board resolutions or other authority.
(z) Offer to Refuse to Purchase.  If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.
(aa) Exchange Act Reports.  The Company shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Agents under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Agents with respect to such sales.  In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

4. Conditions of the Obligations of the Agents and the Forward Purchasers.  The obligations of each Agent and Forward Purchaser hereunder is subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) at a later date, such date) and as of each Time of Sale and Settlement Date, (ii) the performance of the Company of its obligations hereunder and (iii) the following additional conditions:
(a) No Stop Orders, Requests for Information and No Amendments.  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall be pending or are, to the best knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Agents and the Forward Purchasers and the Agents or the Forward Purchasers did not object thereto.
(b) No Material Adverse Effects.  Since the respective dates as of which information is included or incorporated by reference in the Registration Statement and the Prospectus, there has not been a Material Adverse Effect.
(c) Officer’s Certificates.  The Agents and the Forward Purchasers shall have received, no later than the second business day following each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to the Agents and the Forward Purchasers, to the effect set forth in clauses (a) and (b) above and to the effect that:
(i) each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;
(ii) as of such date and as of each Time of Sale subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii) each of the representations and warranties of the Company and the Operating Partnership, as applicable, contained in this Agreement are, as of such date, true and correct, except for those representation and warranties of the Company and the Operating Partnership, as applicable, that speak solely as of a specific date, which are true and correct as of such date; and
(iv) each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.
(d) Opinions of Counsel to the Company.  The Agents and the Forward Purchasers shall have received, no later than the second business day following each Representation Date, an opinion of O’Melveny & Myers LLP, outside counsel for the Company and the Operating Partnership, dated such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers.
(e) Opinions of Tax Counsel to the Company.  The Agents and the Forward Purchasers shall have received, no later than the second business day following each Representation Date, an opinion of Kirkland & Ellis LLP, special tax counsel for the Company and the Operating Partnership regarding certain tax matters, dated such date and addressed to the Agents and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers.

(f) Opinions of Local Counsel to the Company.  The Agents and the Forward Purchasers shall have received, no later than the second business day following each Representation Date, an opinion of DLA Piper LLP, special Maryland counsel for the Company, dated such date and addressed to the Agents and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers.
(g) Opinion of Counsel to the Agents.  The Agents and the Forward Purchasers shall have received, no later than the second business day following each Representation Date, an opinion of Jones Day, outside counsel for the Agents, dated such date and addressed to the Agents and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers; provided, however, that the obligation of Jones Day under this Section 4(g) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.
(h) Accountants’ Comfort Letter.  The Agents and the Forward Purchasers shall have received, no later than the second business day following each Representation Date, letters dated such date and addressed to the Agents and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers from each of the Accountants (i) confirming (A) with respect to the letter delivered by the Company Accountant, that the Company Accountant is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB and (B) with respect to the letter delivered by any Third Party Accountant, that the Third Party Accountant is an independent accountant with respect to such third party whose financial statements such Third Party Accountant has audited under applicable accounting or auditing standards, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.
(i) Due Diligence.  The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(u).
(j) Compliance with Blue Sky Laws.  The Shares shall be qualified for sale in such states and jurisdictions as the Agents and the Forward Purchasers may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant date such certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t).
(k) Stock Exchange Listing.  The Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) shall have been duly authorized for listing on the Exchange, subject only to notice of issuance at or prior to the applicable Settlement Date.
(l) Regulation M.  The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(m) Additional Certificates.  The Company shall have furnished to the Agents and the Forward Purchasers such certificate or certificates, in addition to those specifically mentioned herein, as the Agents and the Forward Purchasers may have reasonably requested as to the accuracy and completeness at each Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) at a later date, such date) of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) at a later date, such date) of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agents and the Forward Purchasers.

5. Indemnification.
(a) Indemnification of the Agents and the Forward Purchasers.  The Company and the Operating Partnership shall jointly and severally indemnify and hold harmless the Agents and the Forward Purchasers, the directors, officers, employees, affiliates and agents of the Agents and the Forward Purchasers and each person, if any, who controls the Agents or the Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Agents or the Forward Purchasers and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents and the Forward Purchasers furnished in Schedule 2 hereof to the Company and the Operating Partnership by the Agents and the Forward Purchasers expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.  This indemnity agreement will be in addition to any liability that the Company might otherwise have.
(b) Indemnification of the Company.  The Agents and the Forward Purchasers shall, severally and not jointly, indemnify and hold harmless the Company and the Operating Partnership, their agents, each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Agents and the Forward Purchasers, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents and the Forward Purchasers furnished in Schedule 2 hereof to the Company by the Agents and the Forward Purchasers expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus; and reimburse the Company and the Operating Partnership, the directors, officers, employees, affiliates and agents of the Company for any legal or other expense reasonably incurred by the Company or any such individual in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  This indemnity will be in addition to any liability that the Agents and the Forward Purchasers might otherwise have.

(c) Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company, the Operating Partnership, the Forward Purchasers or the Agents, the Company, the Operating Partnership, the Forward Purchasers and the Agents shall contribute, severally, to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than the Agents and the Forward Purchasers, such as persons who control the Company or the Operating Partnership within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Operating Partnership and the Agents and the Forward Purchasers may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Agents and the Forward Purchasers on the other hand.  The relative benefits received by the Company and the Operating Partnership on the one hand and the Agents and the Forward Purchasers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company (including the proceeds under any Confirmation, assuming Physical Settlement (as such term is defined in the Confirmation) on the Maturity Date (as such term is defined in the Confirmation)) bear to the sum of (x) in the case of the Agents, (i) the total compensation to the Agents pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions or Forward Transactions hereunder) and (ii) the discounts and commissions received by the Agents as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements) and (y) in the case of the Forward Purchasers, the aggregate Spread (as such term is defined in the Confirmation) received by such Forward Purchaser under the applicable Confirmation (net of any related stock borrow costs or other costs or expenses actually incurred).  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agents and the Forward Purchasers, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, the Forward Purchasers or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the sum of (i) the total compensation to such Agent pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the discounts and commissions received by such Agent as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), no Forward Purchaser shall be required to contribute any amount in excess of the aggregate Spread (as such term is defined in the Confirmation) received by such Forward Purchaser under the applicable Confirmation net of any related stock borrow costs or other costs or expenses actually incurred and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Survival.  The obligations of the Company and the Operating Partnership under this Section 5 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Agents and the Forward Purchasers and each person, if any, who controls the Agents or the Forward Purchasers or any such affiliate within the meaning of the Act; and the obligations of the Agents and the Forward Purchasers under this Section 5 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Operating Partnership within the meaning of the Act.  The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents or the Forward Purchasers, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.
6. Termination.
(a) The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Agents and the Forward Purchasers.  Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination; and (iii) the provisions of any Confirmation then in effect shall remain in full force and effect notwithstanding such termination.  In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents.

(b) Each Agent and each Forward Purchaser may terminate its own obligations under this Agreement in its sole discretion at any time upon giving prior written notice to the Company.  Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination; and (iii) the provisions of any Confirmation then in effect shall remain in full force and effect notwithstanding such termination. In the case of any purchase by the Agents pursuant to a Terms Agreement, the Agents may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date only if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:
(i) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;
(ii) trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;
(iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;
(iv) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;
(v) if the Company, the Operating Partnership or the Subsidiaries shall have sustained a loss material or substantial to the Company, the Operating Partnership or the Subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or
(vi) if there shall have been a Material Adverse Effect.
(c) This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of this Agreement pursuant to subsection or (b) above or otherwise by mutual written agreement of the parties, or (B) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount, in each case except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares (including Forward Hedge Shares), such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).
7. Miscellaneous.
(a) Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (i) if to the Company or the Operating Partnership, at the office of the Company, 905 Calle Amanecer, Suite 300, San Clemente, California 92673, Attention:  William M. Wagner, Chief Financial Officer (Facsimile:  949-540-3002; Telephone:  949-542-3133); with a copy (which shall not constitute notice) to O’Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, CA 92660, Attention:  Shelly Heyduk (Facsimile:  949-823-6994; Telephone: 949-823-7968), (ii) if to the Agents, at the offices of:  BMO Capital Markets Corp., Equity-Linked Capital Markets, 151 W 42nd Street, 32nd Floor, New York, New York 10036, Attention:  Brian Riley (Telephone:  212-605-1414; Facsimile:  212-885-4165); BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention:  ATM Execution Group (Email: dg.atm_execution@bofa.com); J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal (Telephone: 212-622-8783; Email: sanjeet.s.dewal@jpmorgan.com); KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, Ohio 44114 (Telephone: 216-689-3910; Email: jhorrigan@key.com; Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com); Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716 Attention:  Corporate & Executive Services (Facsimile:  866-597-3996); Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention:  Syndicate Department (Fax: 414 298-7474) and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention:  Equity Syndicate Department (Fax:  212-214-5918), and in each case with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention:  Michael J Solecki, Esq. (Facsimile:  216-579-0212; Telephone:  216-586-7103), or (iii) if to the Forward Purchasers, at the offices of:  Bank of Montreal, 55 Bloor Street West, 18th Floor, Toronto, Ontario, M4W 1A5, Canada, Attention:  Manager, Derivatives Operations (Facsimile: 416-552-7904; Telephone: 416-552-4177), with a copy to Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention:  Associate General Counsel & Managing Director, Derivatives Legal Group (Facsimile: 416-956-2318); Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attention: Strategic Equity Solutions Group (Telephone: 646-855-6770; Email: dg.issuer_derivatives_notices@bofa.com); JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, NY 10179, Attention: EDG Marketing Support (Email:edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, with a copy to Sanjeet Dewal (Email:sanjeet.s.dewal@jpmorgan.com)); KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, Ohio 44114 (Telephone: 216-689-3910; Email: jhorrigan@key.com; Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com); Raymond James & Associates, Inc.,  880 Carillon Parkway, St. Petersburg, Florida 33716 (Email: sean.wolf@raymondjames.com; david.paris@raymondjames.com; ATMs@raymondjames.com); Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention:  Syndicate Department (Fax: 414 298-7474) and Wells Fargo Bank, National Association, West 33rd Street, New York, New York 10001 (Email: CorporateDerivativeNotifications@wellsfargo.com).  Any such notice shall be effective only upon receipt.  Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Agents, electronic mail to any Authorized Company Representative).

(b) Arm’s Length.  The Company acknowledges and agrees that each Agent and each Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, each Agent and each Forward Purchaser is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents and the Forward Purchasers shall have no responsibility or liability to the Company with respect thereto.  Any review by the Agents and the Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and the Forward Purchasers and shall not be on behalf of the Company.
(c) Survival of Representations and Warranties.  All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents and the Forward Purchasers or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.
(d) Disclaimer of Fiduciary Relationship.  The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement and any Confirmation, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Agents and the Forward Purchasers, as applicable, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Agents and the Forward Purchasers owe no fiduciary duties to the Company, the Operating Partnership or their securityholders, creditors, employees or any other party, (iii) the Agents and the Forward Purchasers have not assumed nor will they assume any advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether the Agents, the Forward Purchasers or their affiliates has advised or are currently advising the Company or the Operating Partnership on other matters) and the Agents and the Forward Purchasers have no obligation to the Company or the Operating Partnership with respect to the offering of the Shares contemplated by this Agreement and the Confirmations except the obligations expressly set forth in this Agreement and the Confirmations, (iv) the Agents, the Forward Purchasers and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership and (v) the Agents and the Forward Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
(e) Governing Law.  THIS AGREEMENT AND EACH TERMS AGREEMENT AND CONFIRMATION, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT OR CONFIRMATION, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.
(f) Recognition of U.S. Special Resolution Regimes.
(i) In the event that any Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii) In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 7(f), the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); the term “Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(g) Counterparts.  This Agreement, each Terms Agreement and each Confirmation (including each Supplemental Confirmation) may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(h) Survival of Provisions Upon Invalidity of Any Single Provision.  In case any provision in this Agreement, any Terms Agreement or any Confirmation shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(i) Waiver of Jury Trial.  Each of the Company, the Operating Partnership, the Forward Purchasers and the Agents hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement, any Confirmation or the transactions contemplated hereby or thereby.
(j) Titles and Subtitles.  The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement, any Terms Agreement or any Confirmation.
(k) Entire Agreement.  Other than the terms set forth in each Agency Placement Notice or Forward Placement Notice delivered hereunder and each Terms Agreement or Confirmation executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  None of this Agreement, any Terms Agreement or any Confirmation may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Agents and the Company and the Operating Partnership.
[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Agents.
Very truly yours,

CARETRUST REIT, INC.

By:	/s/ William M. Wagner
Name: William M. Wagner
Title: Chief Financial Officer and Treasurer

CTR PARTNERSHIP, L.P.

By: CareTrust GP, LLC, its general partner

By:	CareTrust REIT, Inc., its sole member

By:	/s/ William M. Wagner
Name: William M. Wagner
Title: Chief Financial Officer and Treasurer

Confirmed as of the date first above mentioned:
BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
	Name:	Eric Benedict
	Title:	Co-Head, Global Equity Capital Markets
As Agent
BANK OF MONTREAL
By:	/s/ Brian Riley
	Name:	Brian Riley
	Title:	Managing Director, Global Markets
As Forward Purchaser
BOFA SECURITIES, INC.
By:	/s/ Gray Hampton
	Name:	Gray Hampton
	Title:	Vice Chairman
As Agent
BANK OF AMERICA, N.A.
By:	/s/ Gray Hampton
	Name:	Gray Hampton
	Title:	Vice Chairman
As Forward Purchaser
J.P. MORGAN SECURITIES LLC
By:	/s/ Brett Chalmers
	Name:	Brett Chalmers
	Title:	Executive Director
As Agent
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:	/s/ Brett Chalmers
	Name:	Brett Chalmers
	Title:	Executive Director
As Forward Purchaser
KEYBANC CAPITAL MARKETS INC.
By:	/s/ Jaryd Banach
	Name:	Jaryd Banach
	Title:	Managing Director, Equity Capital Markets

As Agent

KEYBANC CAPITAL MARKETS INC.
By:	/s/ Jaryd Banach
	Name:	Jaryd Banach
	Title:	Managing Director, Equity Capital Markets

As Forward Purchaser
RAYMOND JAMES & ASSOCIATES, INC.
By:	/s/ Jozsi Popper
	Name:	Jozsi Popper
	Title:	Managing Director
As Agent
RAYMOND JAMES & ASSOCIATES, INC.
By:	/s/ Jozsi Popper
	Name:	Jozsi Popper
	Title:	Managing Director
As Forward Purchaser
ROBERT W. BAIRD & CO. INCORPORATED
By:	/s/ Christopher Walter
	Name:	Christopher Walter
	Title:	Managing Director
As Agent
ROBERT W. BAIRD & CO. INCORPORATED
By:	/s/ Christopher Walter
	Name:	Christopher Walter
	Title:	Managing Director
As Forward Purchaser
WELLS FARGO SECURITIES, LLC
By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director
As Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director
As Forward Purchaser
[Signature Page to Equity Distribution Agreement]

SCHEDULE 1
AUTHORIZED COMPANY REPRESENTATIVES
David M. Sedgwick
President and Chief Executive Officer
Tel:  949-542-3132
Email: DSedgwick@caretrustreit.com

William M. Wagner
Chief Financial Officer and Treasurer
Tel:  949-542-3133
Email: WWagner@caretrustreit.com

SCHEDULE 2
INFORMATION SUPPLIED BY THE AGENTS
None.

SCHEDULE 3
ISSUER FREE WRITING PROSPECTUSES
None.

EXHIBIT A
CARETRUST REIT, INC.
Common Stock
TERMS AGREEMENT
[ ], 20[ ]
BMO Capital Markets Corp.
151 W 42nd Street
New York, New York 10036
Ladies and Gentlemen:
CareTrust REIT, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, in Schedule hereto and in the Equity Distribution Agreement, dated May 6, 2024 (the “Equity Distribution Agreement”), between the Company, CTR Partnership, L.P., a Delaware limited partnership, and the Agents, to issue and sell to [_______], as Agent[s], [________] shares of the Company’s common stock, par value $0.01 per share (the “Purchased Shares”) [, and, solely for the purpose of covering over-allotments, to grant to the Agent[s] the option to purchase an additional [______________] shares of such common stock (the “Additional Shares”)].  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Equity Distribution Agreement.
[The Agent[s] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over- allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by the Agent[s] to the Company for the Purchased Shares.  This option may be exercised by the Agent[s] at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Agent[s], as sales agent of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.
An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Agent[s] is now proposed to be filed with the Securities and Exchange Commission.
Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to the Agent[s], and the Agent[s] agree to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.
[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent[s] named below and the Company.
Very truly yours,

CARETRUST REIT, INC.

By:
Name:
Title:
Accepted and agreed as of the date first above written:
[AGENT]
By:
Name:
Title:

Exhibit A-2

Schedule to Terms Agreement
[Price to Public:
USD [____ ____] per share] Purchase Price by the Agent[s]:
USD [____ ____] per share Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]
Method of Delivery:
[To the Agents’ account, or the account of the Agents’ designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]
Settlement Date:
[____________], 20[_____]
Closing Location:
[____________]
Documents to be Delivered:
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):
• the officer’s certificate referred to in Section 4(c);
• the legal opinions referred to in Section 4(d), 4(e), 4(f) and (g);
• the “comfort letters” referred to in Section 4(h); and
• such other documents as the Agent[s] shall reasonably request.
[Indemnity:
[_____________]]
[Lockup:
In addition to, and without limiting the generality of, the covenant set forth in Section 3(o) of the Equity Distribution Agreement, [___________________].
Exhibit A-3

ANNEX A

Form of Forward Confirmation

To:	CareTrust REIT, Inc. 905 Calle Amanecer, Suite 300 San Clemente, CA 92673 Attn: [*]

From:	[Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5 Telephone No.: (416) 552-4177 Facsimile No.: (416) 552-7904]

Date:	[*], 20[*]

Ladies and Gentlemen:

The purpose of this letter agreement (this “Master Confirmation”) is to confirm the terms and conditions of the transactions to be entered into between [Bank of Montreal] (“Dealer”) and CareTrust REIT, Inc. (“Counterparty”) as of the Trade Date specified below (the “Transaction”). [Dealer is acting as principal in this Transaction and its affiliate BMO Capital Markets Corp. (“Agent”) is acting as agent for this Transaction solely in connection with Rule 15a-6 of the Exchange Act (as defined herein), as amended.] This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation, substantially in the form attached as Annex A hereto (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation”). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.            Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule) except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency; (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer, with a “Threshold Amount” of USD 50,000,000 for Counterparty and a “Threshold Amount” equal to 3% of [members’][shareholders’] equity of [Dealer][*]1 as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (iii) the elections set forth in Section 9 of this Master Confirmation. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, each Supplemental Confirmation and the Agreement evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the applicable Transaction and replace any previous agreement between the parties with respect to the subject matter hereof and thereof.

1 Add name of Dealer Parent, if applicable.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between Dealer or a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or a Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or a Dealer Affiliate and Counterparty are parties, each Transaction and any Additional Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

If, in relation to any Transaction, there is any inconsistency between the Agreement, this Master Confirmation, the relevant Supplemental Confirmation, the Equity Definitions and the Swap Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) the relevant Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; (iv) the Swap Definitions; and (v) the Agreement.

Any terms not otherwise defined herein, in the Agreement, in the Equity Definitions or in the Swap Definitions shall have the meaning ascribed to them in the Equity Distribution Agreement (as defined below).

2.            The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, the Hedge Completion Date for such Transaction.

Effective Date:	For each Transaction, the date that is one Settlement Cycle following the Trade Date.

Buyer:	Dealer.
Seller:	Counterparty.

Maturity Date:	For each Transaction, the earlier of (i) the date specified in the Forward Placement Notice or Amended Notice, as applicable (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Number of Shares is reduced to zero.

Shares:	The shares of common stock, par value USD 0.01 per Share, of Counterparty (Ticker: “CTRE”).

Number of Shares:	For each Transaction, the Initial Number of Shares; provided that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such Settlement Date.

Initial Number of Shares:

For each Transaction, as specified in the Supplemental Confirmation, to be the aggregate number of Shares sold through the Agent, acting as Forward Seller pursuant to the Equity Distribution Agreement, during the period (the “Forward Hedge Selling Period”) from and including the date of the applicable Forward Placement Notice or Amended Notice, as applicable, through and including the Hedge Completion Date.

2

Hedge Completion Date:

For each Transaction, the date specified in the Supplemental Confirmation, to be the earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty in the applicable Forward Placement Notice or Amended Notice, as applicable (ii) the date on which Dealer completes its initial hedge with respect to the Maximum Forward Share Amount and (iii) the first Settlement Date.

Exchange:	New York Stock Exchange

Related Exchange:	All Exchanges.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount per Share for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation, to be the product of (i) the Net Percentage and (ii) the Volume-Weighted Hedge Price, as adjusted by the Calculation Agent to reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring during the Forward Hedge Selling Period.

Volume-Weighted Hedge Price:

For each Transaction, as specified in the Supplemental Confirmation, to be the volume weighted average of the prices at which the Shares are sold through the Agent acting as Forward Seller pursuant to the Equity Distribution Agreement during the Forward Hedge Selling Period, provided that, solely for the purposes of calculating the Initial Forward Price, each such price shall be subject to adjustment by the Calculation Agent in good faith, in a commercially reasonable manner and in the same manner as the Forward Price pursuant to the proviso in the definition thereof during the Forward Hedge Selling Period.

Net Percentage:	For each Transaction, as specified in the Supplemental Confirmation, which shall be as specified in the Forward Placement Notice or Amended Notice, as applicable, for such Transaction.

Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.
3

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the rate for such day will be determined by the Calculation Agent based on its estimate of the prevailing USD overnight bank funding rate for such day.

Spread:	For each Transaction, as specified in the Supplemental Confirmation which shall be as specified in the Forward Placement Notice or Amended Notice, as applicable, for such Transaction.

Forward Price Reduction Dates:

For each Transaction, each date listed as such in Schedule I to the Supplemental Confirmation, which shall be as set forth in the related Forward Placement Notice or Amended Notice, as applicable, for such Transaction.

Forward Price Reduction Amount per Share:

For each Forward Price Reduction Date in each Transaction, the Forward Price Reduction Amount per Share set forth opposite such date on Schedule I to the Supplemental Confirmation, which shall be as specified in the related Forward Placement Notice or Amended Notice, as applicable, for such Transaction.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines in good faith makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction (whether or not such policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below), (a)(i) if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below) or (ii) if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date during the Unwind Period for such Settlement or (b) designated by Dealer as a “Termination Settlement Date” in accordance with the terms hereof. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.
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Unwind Dates:	For any Cash Settlement or Net Share Settlement, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with such Settlement, starting on the First Unwind Date for such Settlement.

Settlement Notice Cut-Off:	For each Transaction, as specified in the Supplemental Confirmation, to be the number specified in writing as the Settlement Notice Cut-Off by Counterparty in the applicable Forward Placement Notice or Amended Notice, as applicable.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice; provided that Counterparty may not designate as such First Unwind Date any date that occurs later than a number of Scheduled Trading Days equal to the Settlement Notice Cut-off prior to the Maturity Date.

Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the earlier of (i) the date on which Dealer completes the unwind of its Hedge Position and (ii) the date occurring a number of Scheduled Trading Days equal to the Settlement Notice Cutoff immediately following the First Unwind Date. If any Trading Day during an Unwind Period for any Transaction is a Disrupted Day, the Calculation Agent may make commercially reasonable adjustments to the terms of such Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the Settlement Price) to account for the occurrence of such Disrupted Day; provided that the Calculation may only extend the Unwind Period by one additional Trading Day for each such Disrupted Day.

Settlement Terms:

Settlement:	For each Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	Subject to Sections 10 and 11 below, Counterparty may elect to effect a Settlement of all or any portion of the applicable Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates in a written notice to Dealer delivered no later than the 3rd Scheduled Trading Day immediately preceding the relevant Valuation Date (in the case of a Physical Settlement) or the First Unwind Date (in the case of a Net Share Settlement or Cash Settlement), which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the Number of Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the Number of Shares as of the Maturity Date.
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Undesignated Shares:	For each Transaction, as of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	Applicable; provided that, for each Transaction:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to (x) the number of Settlement Shares designated in such Settlement Notice, in case of an election of Cash Settlement, or (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the then-current Forward Price, in case of an election of Net Share Settlement, in compliance with the laws of Counterparty’s jurisdiction of organization, (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (G) the representation contained in Section 32 hereof is correct as of the date of such Settlement Notice; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A) to all of the Settlement Shares designated in such Settlement Notice if, on the date such Settlement Notice is received by Dealer, (I) if such Settlement Notice elects Net Share Settlement, the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below 50% of the Initial Forward Price (the “Threshold Price”) or (II) Dealer, as Hedging Party, determines, in its good faith judgment, that after using commercially reasonable efforts, it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the applicable Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (taking into account any additional share forward or other equity derivative transaction with Dealer (each, an “Additional Equity Derivative Transaction”) Counterparty has entered into) (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) in Dealer’s commercially reasonable judgment, due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or
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(B) to all or a portion (as determined by Dealer in good faith based on its commercially reasonable hedge position) of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) if such Settlement Notice elects Net Share Settlement, the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below the Threshold Price or (II) Dealer, as Hedging Party, determines, in its good faith reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in Section 11 shall apply as if an Acceleration Event occurred on such day.

Electing Party:	Counterparty.

Default Settlement Method:	Physical Settlement.

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date, Dealer shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Settlement Date:	The Valuation Date.
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Net Share Settlement:	If Net Share Settlement applies, on the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that is one Settlement Cycle following the Valuation Date.

Net Share Settlement Amount:	For any Net Share Settlement, an amount equal to the Forward Cash Settlement Amount divided by the Settlement Price.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (1) (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price; plus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during the applicable Unwind Period and (ii) the number of Settlement Shares for such Valuation Date with respect to which Dealer has not unwound its hedge position, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Relevant Forward Price:

For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average Forward Price per Share on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate in connection with unwinding its reasonable hedge position on each such Unwind Date in connection with such Settlement and calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period).

Cash Settlement Payment Date:	The date that is one Settlement Cycle following the Valuation Date.

Settlement Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average price per Share of the purchases of Shares made by Dealer (or its agent or affiliate) on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate at each such price per Share in connection with unwinding its hedge position in connection with such Settlement; provided that such purchases shall be made in a commercially reasonable manner and the prices shall reflect prevailing market prices at the time of the applicable purchases) plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD 0.02 per Share.
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The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by Dealer in good faith and a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that a Regulatory Disruption occurs on any Unwind Date, Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith consistent with similar situations and in a non-discriminatory manner.

Relevant Settlement Date:	For any Settlement, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.

Settlement Currency:	USD.

Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the applicable Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares. In addition, to the extent Counterparty is obligated to deliver Shares hereunder, the provisions of Section 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction.

Share Adjustments:

Potential Adjustment Events:

An Extraordinary Dividend (as defined in Section 10) shall not constitute a Potential Adjustment Event.

Open market Share repurchases at prevailing market price and Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions (including, without limitation, any discount to average VWAP prices) that are entered into at prevailing market prices and in accordance with customary market terms for transactions of such type to repurchase the Shares shall not constitute a Potential Adjustment Event; provided that the entry into any such open market Share repurchases, accelerated share repurchase transaction, forward contract or similar transaction shall constitute a Potential Adjustment Event to the extent that, after giving effect to such transactions, the aggregate number of Shares repurchased during the term of the Transaction pursuant to all such transactions would exceed 10% of the number of Shares outstanding as of the Trade Date, as determined by the Calculation Agent and as adjusted by the Calculation Agent in good faith and in a commercially reasonable manner to account for any subdivision or combination with respect to the Shares.

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Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Extraordinary Events:

The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below), but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Merger Event:

Applicable; provided that Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions is hereby amended by replacing the reference therein to “10%” with a reference to “25%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, and (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof ; and provided further, that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.
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Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period.

Increased Cost of Hedging:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof, (ii) replacing the words “terminate the Transaction” in the third sentence thereof with “designate a Termination Settlement Date in respect of the Transaction”, and (iii) inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be an Increased Cost of Hedging.”.

Increased Cost of Stock Borrow:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof, (ii) replacing the words “terminate the Transaction” in the third sentence thereof with “designate a Termination Settlement Date in respect of the Transaction”, and (iii) deleting the fifth sentence thereof.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation which shall be as specified in the related Forward Placement Notice or Amended Notice, as applicable.

Loss of Stock Borrow:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation which shall be as specified in the related Forward Placement Notice or Amended Notice, as applicable.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.
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Acknowledgements:

Non-Reliance:	Applicable.

Agreements and Acknowledgements
Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Transfer:

Dealer may assign or transfer any of its rights or delegate any of its duties hereunder, in whole or in part, to any affiliate or branch of Dealer; provided that under the applicable law effective on the date of such transfer or assignment, Counterparty will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Counterparty would have been required to pay Dealer in the absence of such transfer or assignment; and Counterparty will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Counterparty would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s parent or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of Dealer at the time of such assignment or transfer; and provided further that no Termination Event with respect to which Dealer is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, and no Acceleration Event or other event or circumstance giving rise to a right or responsibility to terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom.

Calculation Agent:	Dealer. Dealer shall promptly but in any event within five Exchange Business Days of a written request by Counterparty, provide a written explanation (which may be by e-mail) of any judgment, calculation, adjustment or determination made by Dealer, as to such Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

Counterparty Payment
Instructions:	To be provided by Counterparty.

Dealer Payment Instructions:	[Bank: Bank of New York ABA#: A/C#: Acct Name: ] Account for delivery of Shares from Dealer: To be provided
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Counterparty’s Contact Details	To be provided by Counterparty.
for Purpose of Giving Notice:

Dealer’s Contact Details
for Purpose of Giving Notice:

[Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario, M4W 1A5

Canada

Attention: Manager, Derivatives Operations

Telephone:

Email:

With a copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario, M5X 1A1

Canada

Attention: Associate General Counsel & Managing Director,

   Derivatives Legal Group

Facsimile:

And

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Attention: Brian Riley

Telephone:

Email: ]

3. Effectiveness.

Each Transaction shall be effective if and only if (i) the representations and warranties of Counterparty contained in the to the Equity Distribution Agreement, dated May 6, 2024 between Dealer, Counterparty, the Agent and the other parties thereto (the “Equity Distribution Agreement”) and any certificate delivered pursuant thereto by Counterparty are true and correct on such Effective Date as if made as of such Effective Date, (ii) the condition that Counterparty has performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date, (iii) the condition that Counterparty shall, if requested by Dealer prior to the commencement of the Forward Hedge Selling Period, have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 4 of the Equity Distribution Agreement and (v) the condition that the Equity Distribution Agreement shall not have been terminated pursuant to Section 6 thereof. If the Equity Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the applicable Transaction, except as otherwise provided in the Equity Distribution Agreement. For the avoidance of doubt, if the Equity Distribution Agreement is terminated prior to the Hedge Completion Date, the parties shall have no further obligations pursuant to the Equity Distribution Agreement in connection with the applicable Transactions, except as otherwise provided in the Equity Distribution Agreement and provided that this Master Confirmation and the related Supplemental Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent acting as Forward Seller prior to such termination.

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4. [Reserved.]

5. Offices.

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [Toronto, Ontario].

6. Additional Mutual Representations and Warranties.

In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party, as of the date hereof and as of the date of each Forward Placement Notice or Amended Notice, as applicable, the Trade Date and Settlement Date for each Transaction that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not on behalf of any third party.

7. Additional Representations and Warranties of Counterparty.

In addition to the representations and warranties in the Agreement, the Equity Distribution Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the date hereof, as of the date of each Forward Placement Notice or Amended Notice, as applicable, and as of each Trading Day of the Forward Hedge Selling Period on which Counterparty communicates with Dealer in relation to Dealer’s establishment of its hedge position prior to the completion thereof for such Trading Day that:

(a) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b) [Reserved];

(c) it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Capped Number (as defined below) across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(d) it will not repurchase any Shares if, immediately following such repurchase, the Number of Shares Percentage (as defined below) would alone or in the aggregate be equal to or greater than 4.5% of the number of then-outstanding Shares, and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the first Trade Date), exceeds 0.5% of the number of then-outstanding Shares; the “Number of Shares Percentage” as of any day is the fraction of (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and each “Number of Shares” or comparable amount under any Additional Equity Derivative Transaction and (2) the denominator of which is the number of Shares outstanding on such day;

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(e) it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(f) (i) it is not aware of any material non-public information regarding itself or the Shares; (ii) it is entering into this Master Confirmation (and any Supplemental Confirmation) and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; (iii) it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; (iv) it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and any Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”); and (v) it agrees to act in good faith with respect to this Master Confirmation, any Supplemental Confirmation and the Agreement.

(g) it is in compliance with its reporting obligations under the Exchange Act, and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h) no federal, state or local (including, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares in connection with any Transaction in accordance with the terms of the applicable Confirmation and the Agreement;

(i) it is not “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code) nor will it be rendered insolvent as a result of the Transaction;

(j) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(k) it: (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (iii) will exercise independent judgment in evaluating any recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iv) has total assets of at least USD 50 million;

(l) it understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer or any governmental agency;

(m) ownership positions held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (i) do not constitute “ownership” by Dealer and (ii) shall not result in Dealer being deemed or treated as the “owner” of such positions, in each case for purposes of the Charter;

(n) IT UNDERSTANDS THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS; and

(o) in connection with this Master Confirmation, each Supplemental Confirmation, the Equity Distribution Agreement, each Transaction and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

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8. [Reserved.]

9. Additional Covenants of Counterparty.

(a) Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, (iii) deposited in the Clearance System and will not bear a restrictive legend, and (iv) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the applicable Transaction and, subject to the Private Placement Procedures set forth in Section 13 below, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Subject to the Private Placement Procedures set forth in Section 13, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition (and without limitation of the representations and warranties of Counterparty made pursuant to Section 9.11 of the Equity Definitions), Counterparty represents and agrees that any such Shares have been duly authorized and shall be, upon delivery, duly and validly authorized, issued and outstanding, fully paid and non-assessable, free of any lien, charge, claim or other encumbrance. Counterparty agrees and acknowledges that such approval for listing or quotation on the Exchange shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement in respect of the relevant Transaction.

(b) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth under the caption “Settlement Terms” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d) Counterparty shall promptly provide notice thereof to Dealer upon (i) the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) the making of any public announcement by Counterparty of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

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(e) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f) Counterparty will not take, or permit to be taken, any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g) Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of any Confirmation, any such notice may result in a Regulatory Disruption, a Trading Condition or an Acceleration Event or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 7(f) of this Master Confirmation. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(h) Subject to Section 21, Counterparty represents and warrants to, and agrees with, Dealer that Counterparty has not and will not, without the prior written consent of Dealer, enter into any structured share purchase or sale transaction (including the purchase or sale of any option or combination of options relating to the Shares), or any other transaction similar to any Transaction described herein, where any valuation period (however defined) in such other transaction will overlap with any Unwind Period under any Confirmation. In the event that the valuation period in any such other transaction overlaps with any Unwind Period under any Confirmation as a result of any acceleration, postponement or extension of such Unwind Period, Counterparty shall promptly amend such transaction to avoid any such overlap.

10. Acceleration Events.

Each of the following events shall constitute an “Acceleration Event”:

(i)             Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under any Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

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(ii)             Dividends and Other Distributions. On any day occurring on or following the first Trading Day of the Forward Hedge Selling Period for any Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the date of the applicable Forward Placement Notice or Amended Notice, as applicable for such Transaction being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the applicable Supplemental Confirmation, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii)            ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Section 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv)           Other ISDA Events. (A) The public announcement by Counterparty or any Valid Third Party Entity of any event on or following the first Trading Day of the Forward Hedge Selling Period that, if consummated, would result in a Merger Event or Tender Offer, or (B) the announcement of any event on or following the first Trading Day of the Forward Hedge Selling Period that, if consummated, would result in a Nationalization, Insolvency or Delisting or the occurrence on or following the first Trading Day of the Forward Hedge Selling Period of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); or

(v)             Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order (other than any obligations under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

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“Valid Third Party Entity” means, in respect of any transaction, any third party that has a bona fide intent to enter into or consummate such transaction (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

11. Termination Settlement.

Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date under the applicable Transaction (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and Dealer shall determine such number of Settlement Shares in good faith and in a commercially reasonable manner and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of any Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Termination Settlement Date the Shares have changed into cash or any property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

12. Termination on Bankruptcy.

The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 6 or Section 7 of this Master Confirmation) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the relevant final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

13. Private Placement Procedures.

If Counterparty is unable to comply with the provisions of Section 9(a) above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that, in its good faith, reasonable opinion based on the advice of counsel, any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

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(i)              If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii)            If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

14. Additional Provisions.

(a) Counterparty and Dealer agree that, upon the effectiveness of any Forward Placement Notice or Amended Placement Notice, as applicable, in respect of the Transaction to which such Forward Placement Notice or Amended Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate a Termination Settlement Date in respect of such Transaction pursuant to Section 10) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Forward Confirmation, any Supplemental Confirmation, the Agreement, the Equity Definitions or the Swap Definitions, if Dealer designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Acceleration Event and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Counterparty’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares for such Transaction) in accordance with the terms herein shall, notwithstanding the provisions under “Conditions to Effectiveness” above, be deemed to be immediately effective.

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(b) [Reserved.]

(c) The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Dealer pursuant to Sections 10 and 11 of this Master Confirmation to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to any Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.

(d) Notwithstanding any other provision of the Agreement or any Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than two times the Initial Number of Shares (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Counterparty hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the Number of Shares otherwise deliverable as a result of this Section 14(d) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

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(e) The parties intend for each Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs &Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter (the “Interpretive Letter”) dated October 9, 2003. Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer in good faith based on the advice of counsel for the Transaction to comply with the Interpretive Letter.

(f) The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for each Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

(g) [Counterparty represents and warrants that it has received, read and understands Dealer’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.]2

15. Indemnity.

Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of any Transaction), claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation, or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto), except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Master Confirmation or the Agreement. Counterparty shall be relieved from liability under this Section 15 to the extent that the Indemnified Party fails promptly to notify Counterparty of any action commenced against it in respect of which indemnity may be sought hereunder (it being understood that any such notice delivered within 30 calendar days of the commencement of any such action shall be deemed to have been delivered promptly for such purpose). The foregoing provisions shall survive any termination or completion of the Transaction.

2 Disclosure statement to be customized for dealer.

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16. Beneficial Ownership.

Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any other person that would have beneficial ownership of such Shares (any such person shall include without limitation of any of Dealer’s affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act) and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than 4.5% of the outstanding Shares (an “Excess Section 13 Ownership Position”), (ii) violation would occur in respect of any restriction on ownership and/or transfers set forth in Article VII of the Charter (such condition, “Excess Charter Ownership Position”) (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit Ownership Position”) or (iv) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections 3-601 to 3-605 and 3-701 to 3-710 of the Maryland General Corporation Law or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders or organizational documents or contracts of Counterparty, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Restrictions and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of 4.5% of the outstanding Shares and (y) the occurrence of an Excess Charter Ownership Position, an Exchange Limit Ownership Position or Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery. Upon request of Dealer, Counterparty shall promptly confirm to Dealer the number of Shares then outstanding and Dealer shall then promptly advise Counterparty with respect to any limitations under this Section 16 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Counterparty to notify Dealer of the number of Shares then outstanding nor a failure of Dealer to advise Counterparty with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Section 16 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Counterparty to Dealer that Dealer was not entitled to receive under the terms of this Section 16 shall not be deemed to satisfy any of the delivery obligations of Counterparty hereunder and Dealer shall promptly return such Shares to Counterparty, pending which Dealer shall be deemed to hold any such Shares solely as custodian for the benefit of Counterparty.

17. Non-Confidentiality.

The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Counterparty, Dealer and each of its respective employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Counterparty, Dealer or its respective affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer and Counterparty do not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty or Dealer.

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18. Set-Off.

Notwithstanding Section 6(f) of the Agreement, each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

19. Staggered Settlement.

Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

20. Right to Extend.

In connection with Cash Settlement or Net Share Settlement, Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases or Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

21. Other Forwards.

Counterparty agrees that it shall not (x) cause to occur, or permit to exist, any Forward Hedge Selling Period at any time there is (1) a “Forward Hedge Selling Period” (or equivalent concept) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Dealer (an “Other Forward Transaction”) or (2) any other period in which Counterparty directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution agreement) (such period, a “Selling Period”) that Counterparty enters into with any financial institution other than Dealer, or (y) cause to occur, or permit to exist, any Unwind Period at any time there is (1) an “Unwind Period” (or equivalent concept) under any Other Forward Transaction, (2) a “Forward Hedge Selling Period” (or equivalent concept) under any Other Forward Transaction or (3) any Selling Period. Dealer acknowledges, however, that, pursuant to the Equity Distribution Agreement, Counterparty may enter into one or more forward transactions (each, an “Other ATM Forward Transaction”) with another Forward Purchaser (as defined in the Equity Distribution Agreement) (an “Other Dealer”). Dealer and Counterparty agree that if Counterparty designates a “Relevant Settlement Date” (or equivalent concept) with respect to one or more Other ATM Forward Transactions for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward Transaction coincides for any period of time with an Unwind Period for a Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of a Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, would be every other Scheduled Trading Day if there is only one Other Dealer in such Overlap Unwind Period, every third Scheduled Trading Day if there are two Other Dealers, etc.).

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22. Waiver of Jury Trial.

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, ANY CONFIRMATION, ANY TRANSACTION HEREUNDER AND/OR ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, ANY CONFIRMATION AND/OR ANY TRANSACTION HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

23. [Reserved].

24. Counterparts.

This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Master Confirmation or the Agreement.

25. Governing Law/Jurisdiction.

This Confirmation and any claim/and or any Transaction, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. Each party hereby submits for itself and its property in any suit, legal action or proceeding relating to this agreement and/or any Transaction, or for recognition and enforcement of any judgment to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof, hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

26. [Designation by Dealer.

Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.]3

27. [Reserved.]

28. [Reserved.]

3 To be included only for Dealers that require this provision.

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29. Bankruptcy Status.

Subject to Paragraph 9 above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

30. No Collateral or Setoff.

Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

31. Taxes.

(a) For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations:

(i) it is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes; and

(ii) each payment received or to be received by it in connection with this Confirmation is effectively connected with its conduct of a trade or business in the United States.

(b) For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representations:

(i) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(ii) It is a real estate investment trust for U.S. federal income tax purposes, it is organized under the laws of the State of Maryland, and it is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(c) For purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (A) Counterparty shall provide to the Dealer a valid U.S. Internal Revenue Service Form W-9, or any successor thereto, or applicable U.S. Internal Revenue Service Form W-8, or any successor thereto, as the case may be and (B) Dealer shall provide to Counterparty an Internal Revenue Service Form W-8ECI “Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States” (i) on or before the date of execution of this Confirmation, (ii) promptly upon learning that any such tax form previously provided by it has become obsolete or incorrect and (iii) promptly upon reasonable request of the other party. Additionally, each party shall, promptly upon request by the other party, provide such other tax forms and documents that may be required or reasonably requested by the other party.

(d) “Tax” and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

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(e) To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

32. Financial Assistance.

Counterparty represents and warrants that it and any of its subsidiaries has not applied, and shall not, until after the first date on which no portion of any Transaction remains outstanding following any final settlement, cancellation or early termination of all Transactions hereunder, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or to receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of any Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that Counterparty has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) where the terms of any Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”); provided, that Counterparty or any of its subsidiaries may apply for Restricted Financial Assistance if Counterparty either (a) determines based on the advice of outside counsel of national standing that the terms of the Transactions hereunder would not cause Counterparty or any of its subsidiaries to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transactions are permitted under such program or facility (either by specific reference to the Transactions or by general reference to transactions with the attributes of the Transactions in all relevant respects).

33. Wall Street Transparency and Accountability Act of 2010.

The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

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34. [Role of Agent.

Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transactions, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction (including arising from any failure by Dealer or Counterparty to pay or perform any obligation under the Transaction), (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transactions contemplated hereunder.]4

[Include Dealer specific provisions.]

4 To be included only for Dealers that require this provision.

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[Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing one original copy of this Master Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.][Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing and returning this Master Confirmation.]5

Yours faithfully,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

CARETRUST REIT, INC.

By: ________________________________________________

Name:

Title:

5 NTD: Insert for JPM.

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ANNEX A

SUPPLEMENTAL CONFIRMATION

To:	CareTrust REIT, Inc. 905 Calle Amanecer, Suite 300 San Clemente, CA 92673

From:	[Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5 Telephone No.: (416) 552-4177 Facsimile No.: (416) 552-7904]

Date:	[*], 20[*]

Ladies and Gentlemen:

This Supplemental Confirmation is the Supplemental Confirmation contemplated by the Master Confirmation for the Registered Forward Transactions dated as of [*], 20[*] (the “Master Confirmation”) between CareTrust REIT, Inc. (“Counterparty”) and [Bank of Montreal] (“Dealer”). All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

a)      the Trade Date is [        ];

b)      the Maturity Date is [        ];

c)      the Hedge Completion Date is [        ];

d)      the Initial Number of Shares is [        ];

e)      the Volume-Weighted Hedge Price is USD [        ];

f)       the Net Percentage is [        ]%;

g)      the Spread is [        ]%;

h)      the Initial Forward Price is USD [        ];

i)       the Initial Stock Loan Rate is [        ] basis points per annum; and

j)       the Maximum Stock Loan Rate is [        ] basis points per annum.

k)      the Settlement Notice Cutoff: is [        ] Scheduled Trading Days

Forward Price Reduction Dates and Forward Price Reduction Amounts are as set forth in Schedule I hereto.

Exhibit A - 1

[Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing one original copy of this Supplemental Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.][Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing and returning this Supplemental Confirmation to Dealer.]6

Yours faithfully,

[DEALER]

By:
Name:
Title:
Agreed and accepted by:

CARETRUST REIT, INC.

By:
Name:
Title:

6 NTD: Insert for JPM.

Exhibit A - 2

Schedule I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0.00
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]iii7	USD [*]

iii

ii

7 Insert Forward Price Reduction Date that falls after the Maturity Date.

Exhibit A - 3